Exhibit 5.1

January 25, 2022

CompoSecure, Inc.

309 Pierce Street

Somerset, New Jersey 08873

Re:CompoSecure, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to CompoSecure, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2022.

The Securities may be sold pursuant to an underwriting agreement, placement agency agreement, subscription agreement or other contract, which will be in substantially the form to be filed as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an amendment to the Registration Statement. The Class A Common Stock is to be issued in forms to be filed as exhibits to a report filed pursuant to the Exchange Act or an amendment to the Registration Statement.

The Registration Statement relates to the proposed

(a)	offering and sale by the Company of up to:
(i)

11,578,000 shares (the “Public Warrant Shares”) of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) that may be issued upon exercise of outstanding registered warrants issued in the Company’s initial public offering (the “Public Warrants”) pursuant to the Warrant Agreement, by and between the Company (then known as Roman DBDR Tech Acquisition Corp.) and Continental Stock Transfer & Trust Company, dated November 5, 2020 (the “Warrant Agreement”); and

(ii)

10,837,400 shares (the “Resale Warrant Shares” and together with the Public Warrant Shares, the “Registered Warrant Shares”) of Class A Common Stock that may be issued upon exercise of outstanding warrants originally issued in a private placement

January 25, 2022

concurrently with the Company’s initial public offering (the “Private Placement Warrants”) pursuant to the Warrant Agreement and subsequently transferred pursuant to the Registration Statement (as transferred, the “Resale Warrants” and, collectively with the Public Warrants, the “Registered Warrants”); and

(b)	resale by the selling securityholders described in the Registration Statement (the “Selling Securityholders”) of:
(i)	4,500,000 shares (the “Equity PIPE Shares”) of Class A Common Stock issued pursuant to, and on the terms and subject to the conditions of, those certain subscription agreements dated April 19, 2021;
(ii)

up to 12,999,978 shares of Class A Common Stock (the “Exchangeable Note Conversion Shares”) issuable upon exchange of Holdings’ (as defined below) exchangeable senior notes (“Exchangeable Notes”), which consists of 11,304,340 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 1,695,638 shares to cover adjustments which are applicable in limited circumstances under the Exchangeable Note subscription agreements;

(iii)

61,136,800 shares of Class A Common Stock (the “Legacy Conversion Shares” and together with the Exchangeable Note Conversion Shares, the “Conversion Shares”) issuable upon exchange (on a one-for-one basis, subject to adjustment) of  Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock, par value $0.0001 per share of the Company (the “Legacy Class B Shares”) held by certain Selling Securityholders;

(iv)

up to 6,964,236 shares of Class A Common Stock (the “Earnout Shares”) issuable to certain Selling Securityholders in earn-out consideration based on the achievement by the Company of certain stock price thresholds;

(v)

5,789,000 shares (the “Sponsor Shares” and together with the Equity PIPE Shares and the Legacy Class B Shares, the “Issued Shares”) of Class A Common Stock issued to Roman DBDR Tech Sponsor LLC (“Sponsor”) upon conversion of 5,789,000 shares of Class B Common Stock, originally issued to Sponsor in connection with the Company’s initial public offering;

(vi)

10,837,400 shares (the “Resold Warrant Shares” and, together with the Registered Warrant Shares, the “Warrant Shares”) of Class A Common Stock that may be issued upon exercise of outstanding Private Placement Warrants by a Selling Securityholder; and

(vii)	10,837,400 Private Placement Warrants held by a Selling Securityholder.

The Issued Shares and the Exchangeable Notes were issued pursuant to the following agreements (together, the “Agreements”): (i) the Agreement and Plan of Merger, dated April 19, 2021 and amended as of May 25, 2021 and (ii) certain subscription agreements entered into between the Company and certain of the Selling Securityholders.

January 25, 2022

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Second Amended and Restated Bylaws, (ii) the Warrant Agreement, (iii) the Agreements, (iv) the Registration Rights Agreement, dated as of December 27, 2021, by and among the Company, CompoSecure Holdings, L.L.C. (“Holdings”) and the investors named therein and (v) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.

The Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (“DGCL”) and  when issued in accordance with the terms of the Warrant Agreement by the Company against payment of the exercise price therefor and registered in the Company’s share registry, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per share.

2.	The Private Placement Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.
3.	The Issued Shares have been validly issued, are fully paid and non-assessable.
4.

The Conversion Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (“DGCL”) and, upon conversion of Legacy Class B Shares in accordance with the Company’s Second Amended and Restated Certificate of Incorporation or upon conversion of the Exchangeable Notes in accordance with the Exchangeable Note subscription agreements, as the case may be, when such Conversion Shares are issued and delivered by the Company to the Selling Securityholders, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

5.

The Earnout Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when duly issued and delivered in accordance with the Agreements and in accordance with the Company’s Second Amended and Restated Certificate of Incorporation by the Company to the Selling Securityholders, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting

January 25, 2022

creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

The opinions expressed herein are limited to the DGCL and the laws of the State of New York, and we express no opinion as to laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP